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                                                                      Exhibit 15




                   ACKNOWLEDGMENT OF INDEPENDENT ACCOUNTANTS



Board of Governors,
Medical Inter-Insurance Exchange


We are aware of the incorporation by reference in the Registration Statement (Form S-8) of the MIIX Group, Incorporated, pertaining to the 1998 Long Term Incentive Equity Plan of the MIIX Group, Incorporated, of our report dated May 12, 1999 relating to the unaudited consolidated interim financial statements of Medical Inter-Insurance Exchange and subsidiaries that are included in its Form 10-Q/A filed on July 26, 1999 for the quarter ended March 31, 1999.




                                                /s/ Ernst & Young LLP

New York, New York
August 10, 1999